As filed with the Securities and Exchange Commission on March 4, 2009
Registration No. 333-155686

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST EFFECTIVE AMENDEMENT TO
FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VIVAKOR, INC.
(Name of small business issuer in its charter)

Nevada	8371	26-2178141
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification No.)

2590 Holiday Road, Suite 100
Coralville, IA  52241
(319) 625-2172
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Registered Agent Solutions, Inc.
4625 West Nevso Drive, Suite 2
Las Vegas, NV  89103
(888) 705-7274
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Christopher A. Wilson, Esq.
Wilson, Haglund & Paulsen, P.C.
9110 Irvine Center Drive
Irvine, CA  92618
Telephone No. (949) 752-1100
Facsimile No. (949)  752-1144
cwilson@whp-law.com

Approximate date of proposed sale to the public: Completed

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

DEREGISTRATION OF SECURITIES

On November 25, 2008, Vivakor, Inc. ( the “Company”) filed a registration statement on Form S-1 with the Securities and Exchange Commission registering from existing shareholders 5,133,000 shares of common stock. In addition, the Company offered a total of 15,000,000 shares of our common stock in a direct public offering, without any involvement of underwriters or broker-dealers. As of March 3, 2009, the Company closed its offering after having sold 14,734,783 newly issued common shares.  There are  265,217 shares to deregister.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this Post Effective Amendment to be signed on its behalf by the undersigned, in the City of Coralville, State of Iowa on March 3, 2009.

Vivakor, Inc.

By:  /s/ Tannin J. Fuja
        Tannin J. Fuja
        President and Director

In accordance with the requirements of the Securities Act of 1933, this Post Effective Amendment was signed by the following persons in the capacities stated on March 3, 2009:

Signature	Title

/s/ Tannin J. Fuja	President and Director
Tannin J. Fuja

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